Exhibit 10.23

ALLONGE TO AND AMENDMENT OF LINE OF CREDIT

LOAN NO. 8160005222

AGREEMENT made this 23rd day of March 2022, between Immucell Corporation a Maine corporation (hereinafter called “Borrower”) and GORHAM SAVINGS BANK, a Maine banking corporation with principal place of business at 10 Wentworth Drive, Gorham, Maine 04038 (the “Bank”).

Reference is hereby made to a certain Line of Credit (the “Note”) dated March 11, 2020, in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) the maker of which is the Borrower and the payee and the holder of which is the Bank.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank hereby mutually agree for themselves and their successors and assigns as follows:

1.	The Note shall be amended as follows:

Effective even date herewith, this line of credit shall be extended with a new maturity date of March 11, 2024, unless sooner demanded.

This Line of Credit will be subject to a rate of interest that will be equal to the published National Prime Rate plus zero percent (0.00%) per annum, based on the then published National Prime Rate, as and when it may vary, subject to change of rate, such adjustments in rate to occur as National Prime Rate changes. The fluctuation in interest rate shall occur regardless of whether notice is given. The “National Prime Rate” means the highest domestic prime rate published in the Wall Street Journal, and, if such prime rate is no longer so published, a comparable published rate as selected by Lender or any subsequent holder of this Note. If the Wall Street Journal is not published on the date in question, then the rate shall be based on the next prior published rate.

2.	Except as modified hereby, the Note and all of the terms and conditions of the Note shall remain unchanged and in full force and effect, and the Bank and the Borrower hereby ratify and confirm all of the terms and conditions of the Note as amended hereby.

3.	This Allonge shall be attached to the Note.

EXECUTED as a sealed instrument on the date first above written.

Immucell Corporation

By:	/s/ Michael F. Brigham
Michael F. Brigham
Its:	President & CEO